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Exhibit 10.4

TNS HOLDINGS, INC.
2001 FOUNDERS' STOCK OPTION PLAN

Preamble:

        The Board of Directors of TNS Holdings, Inc. (the "Company") hereby adopts this 2001 Founders' Stock Option Plan (the "Plan"). The Board wishes to recognize the contributions of those employees of the Company employed by Transaction Network Services, Inc. ("TNS") at the time the Company acquired TNS from PSINet, Inc. who, together with senior management and the Investors, represent the founders of the new TNS. By adopting the Plan, the Board wishes to create, during the 5-year term of the Plan, incentives for and to reward the founding employees and future employees who contribute to the growth of the new TNS. The options granted pursuant to this Plan will enable those employees and others to share in the resulting increase in the equity value of the Company.

        1.    Purpose.

        This Plan is intended to provide non-employee directors, officers, employees and certain other individuals with opportunities to purchase shares of the Company's Common Stock under (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and (b) non-qualified stock options (also known as "nonstatutory stock options") ("NQSOs"), as designated at the time of grant. The Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended (the "Securities Act"), and, unless and until the Common Stock (as defined herein) is publicly traded, the issuance of options to purchase shares of Common Stock pursuant to the Plan and the issuance of Common Stock pursuant to the exercise of such options are intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

        2.    Definitions.

        As used in the Plan, the following words and phrases shall have the meanings indicated below:

          (a)   "Affiliate" shall mean any corporation that, directly or indirectly, controls, is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract, or otherwise

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   "Change in Control Transaction" shall mean any transaction or series of transactions which occur after the Plan has been adopted by the Board as a consequence of which any person or group of related persons (other than the Investors and their Affiliates) in the aggregate acquires: (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided, that, a Change in Control Transaction shall not include a public offering and sale of equity securities of the Company.

          (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" shall mean the committee of the Board which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors appointed from time to time to serve by the Board, a majority of whom shall be directors designated by the Investors.

          (f)    "Common Stock" shall mean the common stock of the Company.

          (g)   "Fair Market Value" per share of Common Stock as of a particular date shall mean: (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share of Common Stock as most recently determined by the Committee, which shall make such determination of value at least once annually.

          (h)   "Immediate Family" shall mean an individual who is a member of the Optionee's "immediate family" as that term is defined under Rule 16a-1(e) of the Exchange Act.

          (i)    "Investors" shall mean GTCR Fund VII, L.P., a Delaware limited partnership, and any other investment fund managed by GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

          (j)    "ISO" shall mean one or more options to purchase Common Stock which, at the time such options are granted under the Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

          (k)   "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (l)    "Plan" shall mean this 2001 Founders' Stock Option Plan.

          (m)  "Option" shall mean any ISO or NQSO issued pursuant to the Plan.

          (n)   "Optionee" shall mean any person to whom an Option is granted under the Plan.

          (o)   "Subsidiary" shall mean with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          (p)   "Ten Percent Shareholder" shall mean an "Optionee" who, at the time an Option is granted, owns directly or indirectly (within the meaning of section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

        3.    General Administration.

          (a)   The Plan shall be administered by the Committee.

          (b)   The Board shall delegate to the Committee all authority, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan in the Committee's discretion and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the purchase price of shares of Common Stock covered by each Option (the "Exercise Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan (including, without limitation, those relating to vesting and repurchase rights); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Pursuant to a duly-adopted resolution of the Committee, the Committee may delegate its authority to administer the Plan to one or more senior officers of the Company (the "Designated Officer"), subject to the limitations imposed by the Committee. The interpretation by the Committee of any of the provisions of the Plan, any related agreements, or any Option granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock purchased pursuant to an Option.

          (c)   Subject to the provisions of Section 1(e) above, the Board (i) shall fill all vacancies, however caused, in the Committee, (ii) may from time to time appoint additional members to the Committee, and (iii) may at any time remove one or more Committee members and substitute others.

          (d)   Neither the Designated Officer nor any member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

          (e)   The Plan shall become effective on the date it is adopted by the Board. The Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date the Plan is adopted by the Board.

        4.    Term of Plan.

        Options may be granted pursuant to the Plan from time to time from the date on which the Plan is adopted by the Board until April 2, 2006, provided that no Options granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders.

        5.    Eligibility.

          (a)   Options may be granted to any employee, officer, non-employee director, consultant, independent contractor and advisor (provided such consultant, contractor and advisor render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee in its sole discretion shall select the Optionees. In determining from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. An Optionee may be granted more than one Option under the Plan.

          (b)   At the time of the grant of each Option under the Plan, the Committee shall determine whether such Option is to be designated an ISO or a NQSO. ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company. The length of the exercise period of Options shall be governed by Section 7(f) of the Plan.

          (c)   An Option designated an ISO can, prior to its exercise, be changed to a NQSO if the Optionee consents.

        6.    Stock.

          (a)   The stock subject to the Options shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares issued directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall be three million (3,000,000) shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 7(j) hereof.

          (b)   If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Shares of Common Stock that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested shares of Common Stock are forfeited, or repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

        7.    Terms and Conditions of Options.

        Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

          (a)    Date of Grant.    The date of grant of an Option shall be the date on which the Committee adopts a resolution expressly granting the Option, unless otherwise specified by the Committee and subject to applicable provisions of the Code. The grant representing the Option (the "Grant") will be delivered to the Optionee with a copy of the Plan within a reasonable time after the date of grant. No Option shall be exercisable until such Grant is executed by the Company and the Optionee.

          (b)    Exercise Price.    Each Option shall state the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Exercise Price for an NQSO shall not be less than eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Option price shall be subject to adjustment as provided in Section 7(j) hereof.

          (c)    Restrictions.    Any Common Stock issued under the Plan may contain such restrictions, including, but not limited to, limitations on transferability, as the Committee may determine. Common Stock issued under the Plan may not be registered pursuant to the Securities Act, or any applicable state securities law, and the Committee may require any Optionee upon exercise to make such representations as are reasonably necessary to establish compliance with such laws.

          (d)    Value of Shares.    Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the

  Option is granted) of the stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000. To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          (e)    Medium and Time of Payment.    The Exercise Price shall be paid in full, at the time of exercise, in cash or, where approved by law, any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the shares of Common Stock being purchased must be paid in cash or other legal consideration permitted by the General Corporation Law of the State of Delaware: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by delivery to the Company of shares of Common Stock that, on the date of exercise, have been owned by Optionee for a minimum of six months and one day, and have a Fair Market Value equal to the Exercise Price; (iii) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; and/or (iv) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company.

          (f)    Term and Exercise of Options.

            (1)   Options shall be exercisable within the times and upon the events determined by the Committee as set forth in the Grant; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that in the case of an ISO granted to a Ten Percent Shareholder the exercise period shall not exceed five (5) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 7(g) and 7(h) hereof.

            (2)   Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws.

          (g)    Termination of Employment.    Except as provided in this Section 7(g) and Section 7(h) hereof, Options granted under the Plan shall terminate and may not be exercised if the Optionee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). An Optionee shall be considered to be employed by the Company for all purposes under this Section 7(g) if the

  Optionee is an officer, non-employee director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether an Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date"). If an Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable) (the "Vested Options") by the Optionee on the Termination Date, may be exercised by the Optionee, but only within three (3) months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date; and provided, further, that if the association of the Optionee with the Company shall terminate for "cause" (as determined by the Committee), all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or any Option granted under the Plan shall confer on any Optionee any right (i) to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause, or (ii) to have any Option(s) granted to such Optionee under the Plan, or any other plan, or to acquire any other securities of the Company, in the future.

          (h)    Death or Disability of Optionee.    If an Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Optionee or the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If an Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Optionee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee or the Optionee's legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

          (i)    Non-transferability of Options.    To the extent provided in an individual Grant, NQSOs shall be transferable by gift to members of the Optionee's Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Optionee, by will, and by the laws of descent and distribution. ISOs granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution following the Optionee's death and shall be exercisable during the lifetime of the Optionee only by the Optionee.

          (j)    Effect of Certain Changes.

            (1)   In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of shares of Commons Stock available under the Plan and the number of shares of Common Stock subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that the Exercise Price may not be decreased to below the par value of the Common Stock.

            (2)   In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including but not limited to, a split-up, a split-off or spin-off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution or liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

            (3)   The Committee may provide in an Option Agreement for the acceleration of the vesting of Options upon the occurrence of specific events designated by the Committee (including, without limitation, a Change in Control Transaction). Upon the occurrence of a Change in Control Transaction, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Vested Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Vested Options after the effective date of such transaction, and the price thereof, and (b) the Committee may, in its discretion, permit the cancellation of outstanding Vested Options in exchange for the same consideration payable to holders of Common Stock in an amount per share subject to such Option determined by the Committee in its sole discretion, but not less than the difference between the Exercise Price per share and the Fair Market Value per share of Common Stock on the effective date of the Change in Control Transaction.

            (4)   Paragraphs (2) and (3) of this Section 7(j) shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such reclassification, change, consolidation or merger.

            (5)   In the event of a Change in Control Transaction and subject to the other provisions contained herein and in any Option Agreement, the Committee may terminate unvested Options or require that such Options be assumed by the successor corporation (or the parent thereof).

            (6)   In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

            (7)   To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that each Option granted pursuant to the Plan and designated an ISO shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an ISO within the meaning of Section 422 of the Code.

            (8)   Except as herein before expressly provided in this Section 7(j), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Common Stock subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (k)    Rights as a Shareholder.    An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(j) hereof.

          (l)    Other Provisions.    The Option Agreements authorized under the Plan shall contain such other provisions including, without limitation, (i) the imposition of restrictions upon the exercise of an Option and (ii) the inclusion of any condition not inconsistent with such Option qualifying as an ISO, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

        8.    Agreement by Optionee Regarding Withholding Taxes.    The Company may, if necessary or desirable, withhold from any Optionee, from any amounts due and payable by the Company to such Optionee (or secure payment from such Optionee in lieu of withholding), the minimum amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer the exercise of Options or the issuance of Common Stock thereunder unless indemnified to its satisfaction.

        9.    Restrictions.

          (a)   If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee's full satisfaction.

          (b)   The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

          (c)   In furtherance of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it necessary or desirable for any reason, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee's present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option under the Securities Act or any applicable state securities law and any requirement imposed by the Committee relating to the registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.

        10.    Savings Clause.

        Notwithstanding any other provision hereof, the Plan is intended to qualify as a plan pursuant to which ISOs may be issued under Section 422 of the Code. If the Plan or any provision of the Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of the Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

        11.    Nature of Payments.

          (a)   All Options granted shall be in consideration of services performed for the Company by the Optionee.

          (b)   All Options granted shall constitute a special incentive payment to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee unless such plan or agreement specifically otherwise provides.

        12.    Non-Uniform Determinations.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into non-uniform and selective Option Agreements, as to (a) the persons to receive Options and (b) the terms and conditions of Options.

        13.    Amendment and Termination of the Plan.    The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock voting at a meeting at which a quorum is present, except that any such increase or modification that may result from adjustments authorized by Section 7(j) hereof shall not require such approval. Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted unless the written consent of the Optionee is obtained.

        14.    Modification, Extension, Cancellation and Renewal of Options.    The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee shall have the power to reduce the Exercise Price of outstanding options; provided, however, that the Exercise Price per share may not be reduced below the minimum Exercise Price that would be permitted under Section 7(b) of the Plan for options granted on the date the action is taken to reduce the Exercise Price.

        15.    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against any and all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel approved by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding; provided, that, any such Committee member shall be entitled to the indemnification rights set forth in this Section 15 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and, provided, further, that upon the institution of any such action, suit, or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

        Adopted by the Board of Directors on July 19, 2001, approved by the shareholders of the Company on April 24, 2002, and amended by the Board of Directors on October 24, 2002.

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  Exhibit 10.4
TNS HOLDINGS, INC. 2001 FOUNDERS' STOCK OPTION PLAN